United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(451,214)
Unrealized Gain (Loss) on Market Value of Futures	6,989
Dividend Income	94
Interest Income	86
Total Income (Loss)	$(444,045)

Expenses
General Partner Management Fees	$3,093
SEC & FINRA Registration Expense	600
Brokerage Commissions	345
NYMEX License Fee	77
Non-interested Directors' Fees and Expenses	63
Prepaid Insurance Expense	47
Other Expenses	8,220
Total Expenses	12,445
Expense Waiver	(7,449)
Net Expenses	$4,996
Net Income (Loss)	$(449,041)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/13	$6,626,901
Net Income (Loss)	(449,041)

Net Asset Value End of Month	$6,177,860
Net Asset Value Per Unit (200,000 Units)	$30.89

 To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612